U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

+ 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 25, 2011, Private Media Group, Inc.’s (the “Company’s”) Board of Directors appointed Stefan Gunnarsson as a director to fill the vacancy on the Board created by the resignation of Peter Dixinger, to serve until the Company’s 2011 Annual Meeting of Shareholders. Mr. Gunnarsson has also been appointed to serve on the Company’s Audit Committee and has been designated as the Audit Committee Financial Expert. Mr. Gunnarsson, who is Business Development Director and Co-Founder of a management company for customer care, technical support and sales programs, holds a Bachelor’s Degree in Science from Ecole Hoteliere de Lausanne, Switzerland. Mr. Gunnarsson does also act as an advisor to a Swiss investment funding company.

Mr. Gunnarsson has not had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which the Company was or is to be a party. There were no arrangements or understandings between Mr. Gunnarsson and any other persons pursuant to which Mr. Gunnarsson was selected as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: October 28, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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